Exhibit 3.39
CERTIFICATE OF FORMATION
OF
SUNTERRA GRAND BEACH I DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Grand Beach I Development LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453527 — 3547765

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA GRAND BEACH I DEVELOPMENT, LLC
     SUNTERRA GRAND BEACH I DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA GRAND BEACH I DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 01/23/2004
FILED 12:06 PM 01/23/2004
SRV 040049685 — 3547765 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:49 PM 01/11/2006 FILED 05:49 PM 01/11/2006 SRV 060030068 — 3547765 FILE
CERTIFICATE OF MERGER
OF
GRAND BEACH RESORT LIMITED PARTNERSHIP,
AND
SUNTERRA GRAND BEACH I DEVELOPMENT, LLC
     Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act,
     1. The name of the surviving limited liability company is Sunterra Grand Beach I Development, LLC, a Delaware limited liability company.
     2. The constituent business entities participating in the merger herein certified are:
     (a) Grand Beach Resort Limited Partnership, which is organized under the laws of the State of Georgia.
     (b) Sunterra Grand Beach I Development, LLC, which is organized under the laws of the State of Delaware.
     3. The Agreement and Plan of Merger has been approved and executed by each of the constituent entities.
     4. The name of the surviving limited liability company is Sunterra Grand Beach I Development, LLC.
     5. The executed Agreement and Plan of Merger is on file at 3865 W. Cheyenne Avenue, North Las Vegas, NV 89032, the principal place of business of the surviving limited liability company.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.
     IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person this 22nd day of December 2005.
[signature page follows]

SUNTERRA GRAND BEACH I DEVELOPMENT, LLC, a Delaware limited liability company
By:	Sunterra Developer and Sales Holding Company
Its: Sole Member

By:	/s/ Frederick C. Bauman
Frederick C. Bauman Its: Vice President

GRAND BEACH RESORT, LIMITED PARTNERSHIP, a Georgia limited partnership
By:	GRAND BEACH PARTNERS, LP, a California limited partnership
Its: General Partner

By:	ARGOSY/KGI GRAND BEACH INVESTMENT PARTNERSHIP a California general partnership
Its: General Partner

By:	KGI GRANT BEACH
INVESTMENTS, INC., a California corporation
Its: Managing General Partner

By:	/s/ Frederick C. Bauman
Frederick C. Bauman Its: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 06:58 PM 10/17/2007 FILED 06:58 PM 10/17/2007 SRV 071127738 — 3547765 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA GRAND BEACH I DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA GRAND BEACH I DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS GRAND BEACH I DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Grand Beach I Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman Authorized Person